Exhibit 10.17

FIFTH AMENDMENT TO MULTI-TENANT

OFFICE LEASE AGREEMENT

THIS FIFTH AMENDMENT TO MULTI-TENANT OFFICE LEASE AGREEMENT (this “Fifth Amendment”) is entered into and executed on January 26, 2010 by and between ROYAL CARIBBEAN CRUISES LTD., a Liberian corporation (“Tenant”) and RT MIRAMAR II, LLC, a Delaware limited liability company (“Landlord”).

RECITALS

A.        Landlord, as successor in interest to IPC Florida I, LLC (“Preceding Landlord”) and Miramar 75, L.L.C., and Tenant are parties to that certain Multi-Tenant Office Lease Agreement dated May 3, 2000 (the “Original Lease”), and as amended by the First Amendment to Multi-Tenant Office Lease Agreement dated June 1, 2000 (the “First Amendment”), the Second Amendment to Multi-Tenant Office Lease Agreement dated November 20, 2000 (the “Second Amendment”), the Commencement Date Memorandum dated June 5, 2001(the “Memo”), the Third Amendment to Multi-Tenant Lease Agreement dated as of October 11, 2001 (the “Third Amendment”) and the Fourth Amendment to Multi-Tenant Office Lease Agreement dated as of September 25, 2003 (the “Fourth Amendment”) (the Original Lease, the First Amendment, the Second Amendment, the Memo, the Third Amendment, and the Fourth Amendment are hereinafter collectively referred to as the “Lease”), pursuant to which Tenant leases from Landlord certain “Premises” in the building located at 14700 Caribbean Way, Miramar, Florida (such “Premises” and “Building” being more particularly described in the Lease); and

B.        Landlord and Tenant desire to enter into this Fifth Amendment to clarify their understanding regarding Tenant’s obligation to pay certain sales or excise taxes on rent and to otherwise amend the Lease in certain respects.

WITNESSETH

NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which being hereby acknowledged, Landlord and Tenant agree, and the Lease is again amended, as follows:

1.	Recitals. The Recitals are incorporated into this Fifth Amendment.

2.         Application of Lease Terms. Capitalized terms used in this Fifth Amendment and not defined herein shall have the meanings ascribed to them in the Lease.

3.         Taxes on Rent. Without otherwise limiting the terms of Section 2.4 of the Lease, as last amended in the Fourth Amendment, Tenant agrees that, commencing with calendar year 2009 (but not prior thereto) and thereafter throughout the Lease Term, its obligation to pay as Additional Rent any sales or excise tax on Rents will include, without limitation, the obligation to pay any and all sales or excise taxes assessed, charged, imposed or otherwise payable with respect to (i) Property Taxes (whether or not paid by Landlord or directly by Tenant), and (ii) Property Management Fees.

4.         Reduction in Year Ten Allowance. Section 1.2.7 (a)(ii) of the Original Lease, as last amended by Section 2(e) of the Second Amendment, is further amended, in part, to provide that the “Year Ten Allowance” shall be the total amount of Five Hundred Twenty One Thousand Two Hundred Ninety Eight and 20/100 Dollars ($521,298.20).

5.         Release by Landlord. In consideration for Tenant’s agreements herein, Landlord on behalf of itself and its officers, directors, parent, subsidiaries and affiliates (and their respective predecessors, successors and assigns) hereby releases and agrees to hold Tenant and its officers, directors, employees, agents, parent, affiliates, subsidiaries and their respective successors harmless from and against any claim of Landlord under the Lease for any further Additional Rent with respect to any sales or excise tax assessed, charged, imposed or otherwise payable with respect to Property Taxes or Property Management Fees that were paid or payable from the beginning of the Term through calendar year 2008 and any interest thereon due to any late payment thereof.

6.         Brokers. Tenant warrants that it has had no dealings with any broker or agent in connection with the negotiation or execution of this Fifth Amendment. Tenant shall indemnify, defend and hold Landlord harmless from and against any and all claims, costs, expenses or liabilities, including reasonable attorneys’ fees, for commissions or other compensation claimed by any broker or agent with regard to this Fifth Amendment as a result of any dealings with Tenant or claiming by or through Tenant. Landlord warrants that it has had no dealings with any broker or agent in connection with the negotiation or execution of this Fifth Amendment. Landlord shall indemnify, defend and hold Tenant harmless from and against any and all claims, costs, expenses or liabilities, including reasonable attorneys’ fees, for commissions or other compensation claimed by any broker or agent with regard to this Fifth Amendment as a result of any dealings with Landlord or claiming by or through Landlord.

7.         Counterpart Execution. This Fifth Amendment may be executed in multiple counterparts, each of which shall be fully effective as an original, which together shall constitute only one (1) instrument.

8.         Miscellaneous. As amended hereby, the Lease shall continue in full force and effect and is in all respects ratified and confirmed hereby.

9.         Memorandum of Lease. Contemporaneously with the execution of this Fifth Amendment, Landlord and Tenant shall execute the memorandum of lease attached hereto as Exhibit “A” (the “Memorandum”), and Landlord shall record the Memorandum in the appropriate land records office in Broward County, Florida.

10.       Confidentiality. Landlord and Tenant will keep confidential a) the terms of this Fifth Amendment, and b) all written and verbal negotiations and communications with the other party in connection with this Fifth Amendment (collectively, “Confidential Information”), and Landlord and Tenant will not disclose or make available any Confidential Information to any other tenant in the Building or to any other person or entity, except that each of Landlord and Tenant shall have the right to disclose such data and information: (i) to its officers, directors, trustees, members or employees, (ii) to its attorneys, accountants, brokers, property managers, or other agents participating in the management, operation or leasing of the Premises or Building,

(iii) to prospective purchasers of the Premises who agree to preserve the confidential nature of the Confidential Information, (iv) in order to comply with any governmental order, rule, regulation, subpoena, regulatory authority requirement or request, or (v) in order to enforce any rights or remedies of it under the Lease, as amended hereby.

11.       Entire Agreement. This Fifth Amendment, including any exhibits attached hereto and all agreements referenced herein or therein, contains the entire agreement of the parties hereto with respect to the matters covered thereby, and other than as set forth in the Lease which, as amended hereby is incorporated herein, no other agreement, statement or promise made by any party hereto, or to any employee, officer or agent of any party hereto, which is not contained herein, shall be binding or valid. All prior or contemporaneous agreements or writings regarding the subject matter hereof, including specifically, but without limitation, the letter agreement by and between Preceding Landlord and Tenant dated December 22, 2009 and executed by Preceding Landlord on December 29, 2009, but expressly excluding the Estoppel Certificate executed by Tenant on December 29, 2009, are merged into this Fifth Amendment. This Fifth Amendment may not be amended, modified or supplemented except by written instrument executed by Landlord and Tenant.

Landlord and Tenant have executed and delivered this Fifth Amendment effective as of the date and year first written above.

LANDLORD:

RT MIRAMAR II, LLC,

a Delaware limited liability company

By: /s/ Charles W. Hessel

Name: Charles W. Hessel

Title: Vice President

TENANT:

ROYAL CARIBBEAN CRUISES LTD.,

a Liberian corporation

By: /s/ Maria R. Del Busto

Name: Maria R. Del Busto

Title: Global Chief HR Officer & VP

Exhibit A

Record and return to:

K&L Gates LLP

Henry W. Oliver Building

535 Smithfield Street

Pittsburgh, PA 15222-2312 USA

Attn: Sarah P. Hinton, Esq.

MEMORANDUM OF LEASE

THIS MEMORANDUM OF LEASE (this “Memorandum”) is made and entered into this ___ day of January, 2010 between by and between RT MIRAMAR II, LLC, a Delaware limited liability company (“Landlord”) and ROYAL CARIBBEAN CRUISES LTD., a Liberian corporation (“Tenant”).

WITNESSETH

1.         By Multi-Tenant Office Lease Agreement dated May 3, 2000, as amended by that certain First Amendment to Multi-Tenant Office Lease Agreement dated June 1, 2000, that certain Second Amendment to Multi-Tenant Office Lease Agreement dated November 20, 2000, that certain Commencement Date Memorandum dated June 5, 2001, that certain the Third Amendment to Multi-Tenant Lease Agreement dated as of October 11, 2001, that certain Fourth Amendment to Multi-Tenant Office Lease Agreement dated as of September 25, 2003 and that certain Fifth Amendment to Multi-Tenant Office Lease Agreement dated January __, 2010 (collectively and together with any future amendments, the “Lease”), Landlord has leased a leasehold estate (and hereby leases a leasehold estate) to Tenant of certain real property located in Broward County, Florida being more particularly described in Exhibit "A" (the “Premises”), which is attached hereto and by this reference made a part hereof.

TO HAVE AND TO HOLD THE LEASED PREMISES for a terms is for a period of fifteen (15) years beginning on May 3, 2001, and ending on May 31, 2016, with the Tenant having the option to extend the term for two (2) additional terms of five (5) years each, and all on the terms, provisions and conditions contained in the Lease, which Lease is by reference made a part hereof to the same extent as if all the provisions thereof were copied in full herein.

2.	The Premises constitutes the entire Building.

3.         The Lease prohibits the Tenant from creating or permitting to exist any lien for any work or improvement undertaken by or at the request of Tenant or for any materials furnished to Tenant. Specifically, Section 8.4 of the Lease contains the following covenant:

EXCEPT FOR WORK UNDERTAKEN BY OR ON BEHALF OF LANDLORD,

NOTHING IN THIS LEASE SHALL BE DEEMED TO BE, OR CONSTRUED IN ANY WAY AS CONSTITUTING, THE CONSENT OR REQUEST OF LANDLORD, EXPRESSED OR IMPLIED, BY INFERENCE OR OTHERWISE, TO ANY PERSON, FIRM OR CORPORATION FOR THE PERFORMANCE OF ANY LABOR OR THE FURNISHING OF ANY MATERIALS FOR ANY CONSTRUCTION, REBUILDING, ALTERATION OR REPAIR OF OR TO THE PREMISES OR ANY PART THEREOF, NOR AS GIVING TENANT ANY RIGHT, POWER OR AUTHORITY TO CONTRACT FOR OR PERMIT THE RENDERING OF ANY SERVICES OR THE FURNISHING OF ANY MATERIALS WHICH MIGHT IN ANY WAY GIVE RISE TO THE RIGHT TO FILE ANY LIEN AGAINST THE BUILDING OR LANDLORD'S INTEREST IN THE PREMISES. TENANT SHALL NOTIFY ANY CONTRACTOR PERFORMING ANY CONSTRUCTION WORK IN THE PREMISES ON BEHALF OF TENANT THAT THIS LEASE SPECIFICALLY PROVIDES THAT THE INTEREST OF LANDLORD IN THE PREMISES SHALL NOT BE SUBJECT TO LIENS FOR IMPROVEMENTS MADE BY TENANT, AND NO MECHANIC'S LIEN OR OTHER LIEN FOR ANY SUCH LABOR, SERVICES, MATERIALS, SUPPLIES, MACHINERY, FIXTURES OR EQUIPMENT SHALL ATTACH TO OR AFFECT THE ESTATE OR INTEREST OF LANDLORD IN AND TO THE PREMISES, THE BUILDING,     OR ANY PORTION THEREOF. IN ADDITION, LANDLORD SHALL HAVE THE RIGHT TO POST AND KEEP POSTED AT ALL REASONABLE TIMES ON THE PREMISES ANY NOTICES WHICH LANDLORD SHALL BE REQUIRED SO TO POST FOR THE PROTECTION OF LANDLORD AND THE PREMISES FROM ANY SUCH LIEN. TENANT AGREES TO PROMPTLY EXECUTE SUCH INSTRUMENTS IN RECORDABLE FORM IN ACCORDANCE WITH THE TERMS AND PROVISIONS OF FLORIDA STATUTE 713.10.

All contractors, subcontractors, material suppliers and other persons contracting with Tenant with respect to the Premises, or any other party who may claim any lien against the Premises are hereby charged with notice that they shall look solely to the Tenant's interest in the Premises to secure payment of any amounts due for work done or material furnished to the Premises or any portion thereof.

4. Unless otherwise defined in this Memorandum, capitalized terms shall have the meanings ascribed to such terms in the Lease.

[Signature page follows]

Landlord and Tenant have executed and delivered this Memorandum as of the date and year first written above.

LANDLORD:

RT MIRAMAR II, LLC,

a Delaware limited liability company

By: ____________________________

Name: Charles W. Hessel

Title: Vice President

TENANT:

ROYAL CARIBBEAN CRUISES LTD.,

a Liberian corporation

By: ________________________________

Name: ______________________________

Title: _______________________________

STATE OF NEW JERSEY	)
)	ss:
COUNTY OF MERCER	)

The foregoing instrument was acknowledged before me this ____ day of January, 2010, by Charles W. Hessel, as Vice President of RT MIRAMAR II, LLC, a Delaware limited liability company, on behalf of the company and who is either personally known to me or has produced ______________ as identification.

__________________________________

Notary Public

__________________________________

Print or Stamp Name

My Commission Expires:

(NOTARIAL SEAL)	My Commission Number is:

STATE OF FLORIDA	)

)ss:

COUNTY OF _________________	)

The foregoing instrument was acknowledged before me this ____ day January, 2010, by ___________________________, as ____________________ of ROYAL CARIBBEAN CRUISES LTD., a Liberian corporation, on behalf of the corporation and who is either personally known to me or has produced _______________ as identification.

__________________________________

Notary Public

__________________________________

Print or Stamp Name

My Commission Expires:

(NOTARIAL SEAL)	My Commission Number is:

EXHIBIT “A”

LEGAL DESCRIPTION

All that certain piece or parcel of land situate, lying and being in the City of Miramar, State of Florida, described as follows:

PARCEL I:

A parcel of land being a portion of Parcel “A” of TRAMMELL CROW INDUSTRIAL CENTER, according to the Plat thereof, recorded in Plat Book 166, Page 18, Public Records of Broward County, Florida; said parcel being more particularly described as follows:

Commence at the Southwest comer of said Parcel “A”;

Thence North 01°46’15” West, a distance of 1.56 feet;

Thence North 01°47’30” West, along the West line of said Parcel “A,” a distance of 526.22 feet to the Westerly corner of said Parcel “A,” said comer also being a point of intersection with the East line of Parcel “H-2” and the Southeasterly line of Parcel “G-l”;

Thence North 38°22’28” East, a distance of 69.53 feet to a point of curvature of a tangent curve concave to the Northwest;

Thence Northeasterly along the arc of said curve to the left, having: a radius of 7974.44 feet, a central angle of 02°38’44” for an arc distance of 368.19 feet to the Point of Beginning;

Thence continue Northeasterly, along the arc of said curve to the left, having a radius of 7974.44 feet, a central angle of 03°08’35” for an arc distance of 437.45 feet to the Northwest corner of said Parcel “A” (the last three courses being coincident with the Northwest line of said Parcel “A”); thence North 89°42’16” East along the North line of said Parcel “A,” a distance of 815.75 feet;

Thence South 34°09’27” West, a distance of 917.40 feet;

Thence North 54°16’00” West, a distance of 672.91 feet to the Point of Beginning.

PARCEL II:

Easement rights as set forth in that certain Declaration of Easements and Restrictive Covenants recorded in O.R. Book 30573, Page 216; and as amended in O.R. Book 31256, Page 491, and in O.R. Book 32806, Page 440; and as affected by Right-of-Way Deed recorded in O.R. Book 31839, Page 1099, Broward County Records.